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              CONSENT OF INDEPENDENT ACCOUNTANTS
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     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Nos. 2-78161, 33-34635, 33-48209, 33-88856 and 333-02667), Form S-3 (Nos. 333-01203, 33-81644,
33-83752, 33-59689, 33-62975, 333-07695 and 333-00635) and Form S-4 (No.
333-22765) of Omnicare, Inc. of our report dated January 29, 1997 appearing on page 26 of this Form 10-K.

 /s/Price Waterhouse LLP
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 Price Waterhouse LLP
 Cincinnati, Ohio
 March 31, 1997

                                      E-100